Exhibit No. 99-2

Niagara Mohawk Presentation

Sale of Nine Mile Nuclear Assets

December 12, 2000

5 Value Components of the Sale for Niagara Mohawk

  Cash at closing of $262 million
  Installment Payments of: $262 million principal and $86 million interest over 5 years
  Power Purchase Agreements at Competitive Prices
  Revenue Sharing Agreement
  Decommissioning Savings of $71 million

Value Component 1 - Cash at Closing

                                                  $ Millions
                                                  ----------
Nine Mile Point 1                                    117
Niagara Mohawk's 41% of Nine Mile Point 2            145
                                                    ----

Total to Niagara Mohawk                             $262

Value Component 2 - Installment Payments

Total Payments to Niagara Mohawk

                        Total  Year 1  Year 2  Year 3   Year 4   Year 5
                     ----------------------------------------------------
Principle                262     53      52      53      52       52
Interest (11%)            86     28      23      18      11       6
                     ----------------------------------------------------
Total                    348     81      75      71      63       58

Nine Mile Point 1

                        Total   Year 1  Year 2   Year 3   Year 4   Year 5
                     ------------------------------------------------------
Principle                117      23      24       23       23       24
Interest (11%)            38      13      10        8        5        2
                     ------------------------------------------------------
Total                    155      36      34       31       28       26

Niagara Mohawk’s 41% of Nine Mile Point 2

                        Total   Year 1   Year 2   Year 3   Year 4   Year 5
                     -------------------------------------------------------
Principle                145      30       28       30       29       28
Interest (11%)            48      15       13       10        6        4
                     -------------------------------------------------------
Total                    193      45       41       40       35       32

Value Component 3 - Power Purchase Agreements (PPA)

  Niagara Mohawk will purchase 90% of the actual hourly Nine Mile Point 1 plant output, capped at 90% of 609 MW for any hour.
  Niagara Mohawk will purchase 37% (90% of Niagara Mohawk's 41% ownership of Nine Mile Point 2) of the actual hourly Nine Mile Point 2 plant output, capped at 37% of 1,148 MW for any hour.
  Power Purchase Agreement annual prices for energy and capacity:

Nine Mile Point 1 (until end of current operating life)

----------------------------------------------------------------------------------
 Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9
 $35.70   $35.32   $33.95   $33.60   $33.56   $34.23   $34.91   $35.61    $36.32
----------------------------------------------------------------------------------

Nine Mile Point 2

------------------------------------------------------------------------------------------
 Year 1   Year 2   Year 3   Year 4   Year 5   Year 6   Year 7   Year 8   Year 9  Year 10
 $35.70   $35.32   $33.95   $33.60   $33.56   $33.23   $33.91   $34.61   $35.32   $36.05
------------------------------------------------------------------------------------------
  Prices are established with monthly and peak/off-peak variations.

Value Component 4 - Revenue Sharing Agreement (RSA)

  For Nine Mile Point 2 there will be a ten-year RSA following the PPA.
  RSA provides customers a hedge against higher market prices.
  Revenue sharing payments are tied to actual plant output. Plant output capped at 471 MW (41% of 1,148 MW).
  To the extent market prices (energy and capacity) exceed strike prices, 41% of the value of the plants’ output above the strike price, will be shared 80% to Niagara Mohawk and 20% to Constellation.
  Payments flow from buyer to Niagara Mohawk on a quarterly basis. Negative amounts (i.e., when actual market prices are lower than strike prices) to be carried forward as credits against subsequent payments. Niagara Mohawk will never make payments to Constellation under the terms of the RSA, regardless of future market prices.
  Strike prices are established on a monthly basis. The annual average strike price on a dollar per megawatt-hour basis are as follows:
-----------------------------------------------------------------------------------------------
 Year 11  Year 12  Year 13   Year 14   Year 15   Year 16   Year 17   Year 18  Year 19  Year 20
 $40.75   $41.57    $42.40    $43.25    $44.11    $44.99    $45.89    $46.81   $47.75   $48.70
-----------------------------------------------------------------------------------------------

Value Component 5 - Decommissioning

  At closing, the Sellers are obligated to turn over targeted amounts for each plant’s respective decommissioning funds.
  Upon closing, Constellation will assume the Sellers’ obligation to decommission Nine Mile Point 1 and Nine Mile Point 2.
  The targeted amounts for Nine Mile Point 1 are $266 million in decommissioning funds.
  The Sellers of Nine Mile Point 2 have a target of $176.7 million in the decommissioning funds.
  The Sellers will not be required to top-off the decommissioning funds. This represents a savings to Niagara Mohawk of $55.5 million for Nine Mile Point 1 and $16.5 million for Nine Mile Point 2.